UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2023

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 200

Houston, TX, 77054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2023, Kiromic Biopharma, Inc. (the “Company”) entered into an executive employment agreement (the “Agreement”) with Brian Hungerford pursuant to which Mr. Hungerford will be employed by the Company as Chief Financial Officer. Pursuant to the Agreement, Mr. Hungerford shall receive a salary of $375,000 per year (“Base Salary”) and be eligible for an annual target bonus of 40% of Base Salary.  In addition, Mr. Hungerford shall be granted 21,900 restricted shares which shall vest on October 1, 2024.

Pursuant to the terms of the Agreement, if Mr. Hungerford’s employment is terminated by the Company for cause or as a result of Mr. Hungerford’s death or permanent disability, or if Mr. Hungerford terminates his employment agreement voluntarily, Mr. Hungerford will be entitled to receive a lump sum equal to any portion of unpaid base compensation then due for periods prior to termination.  In addition, if employment is terminated as a result of Mr. Hungerford’s death or permanent disability, Mr. Hungerford will be entitled to (i) any bonus earned but not yet paid through the date of his termination and (ii) all unvested stock options and RSUs will all vest upon the termination date and the time for Mr. Hungerford to exercise all options granted and vested shall be equal to the term of the option.  If Mr. Hungerford’s employment is terminated by the Company without cause or by Mr. Hungerford for good reason, provided Mr. Hungerford signs a release agreement, he will be entitled to receive a severance payment equal to his base compensation for 12 months from the date of termination and the bonus and any benefits that Mr. Hungerford would be eligible for during such 12 month period and all stock options, restricted stock unit and other stock-based awards schedule to vest during the 24 month period immediately following the termination of employment shall become immediately vested and exercisable.

There are no arrangements or understandings between Mr. Hungerford and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Hungerford and any of the Company’s other directors or executive officers.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement dated as of October 1, 2023 by and between Kiromic Biopharma, Inc. and Brian Hungerford
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.

Date: October 3, 2023	By:	/s/ Pietro Bersani
Pietro Bersani
Chief Executive Officer

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